EXHIBIT 10.6

[Execution]

AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT (this “Amendment No. 3”) is entered into as of February 8, 2016, by and among A.M. Castle & Co., a corporation organized under the laws of the state of Maryland (“Parent”), Advanced Fabricating Technology, LLC, a limited liability company organized under the laws of the state of Delaware (“AFT”), Paramont Machine Company, LLC, a limited liability company organized under the laws of the state of Delaware (“Paramont”), Total Plastics, Inc., a Michigan corporation (“TPI”; and together with Parent, AFT and Paramont, each individually a “US Borrower” and collectively, “US Borrowers”), A.M. Castle & Co. (Canada) Inc., a corporation organized under the laws of the province of Ontario, Canada (“Canadian Borrower”; and together with US Borrowers, each individually a “Borrower” and collectively, “Borrowers”), the financial institutions from time to time party to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), and Wells Fargo Bank, National Association, in its capacity as agent (in such capacity, “Agent”) pursuant to the Loan Agreement (as defined below) acting for and on behalf of the Secured Parties (as defined in the Loan Agreement).
R E C I T A L S:
WHEREAS, Borrowers, certain affiliates of Borrowers as Guarantors, the Lenders and the Agent entered into that certain Loan and Security Agreement, dated as of December 15, 2011, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of January 21, 2014 and Amendment No. 2 to Loan and Security Agreement, dated as of December 10, 2014 (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the Other Documents (as defined in the Loan Agreement);
WHEREAS, Borrowers desire to exchange certain of the existing Second Lien Notes for replacement Second Lien Notes (the “Second Lien Notes Exchange”);

WHEREAS, Borrowers desire to exchange certain of the existing Senior Unsecured Notes in exchange for new notes that will be secured by a lien, subordinate to the lien in favor of the Agent and the Lenders, on assets of the Borrowers and Guarantors;

WHEREAS, Borrowers have requested that Agent and Lenders agree to amend certain provisions of the Loan Agreement; and
WHEREAS, Agent and the Lenders are willing to agree to such request on and subject to the terms and conditions set forth in this Amendment No. 3.

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A G R E E M E N T:
NOW, THEREFORE, in consideration of the terms and provisions of this Amendment No. 3 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.Existing Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Loan Agreement.

2.New Second Lien Indebtedness. The parties agree that, from and after the Amendment No. 3 Effective Date, (a) the definition of “Second Lien Indenture” in the Loan Agreement shall include any new Second Lien Indenture entered into by the Parent and the other parties thereto on or after the Amendment No. 3 Effective Date in replacement or exchange of the existing Second Lien Indenture in connection with the Second Lien Notes Exchange or a Supplemental Exchange, and (b) the definition of “Second Lien Notes” in the Loan Agreement shall include any new Second Lien Notes issued on or after the Amendment No. 3 Effective Date pursuant to the terms of such new Second Lien Indenture in connection with the Second Lien Notes Exchange or a Supplemental Exchange; provided, that: (i) such new Second Lien Indenture shall be in form and substance reasonably satisfactory to Agent (it being agreed that a new Second Lien Indenture substantially in the form of the existing Second Lien Indenture shall be satisfactory to Agent), (ii) the Indebtedness evidenced by such new Second Lien Indenture and such new Second Lien Notes shall satisfy the conditions set forth in the definition of “Permitted Refinancing” and (iii) such Indebtedness shall be subject to the existing Second Lien Intercreditor Agreement or subject to a new Second Lien Intercreditor Agreement satisfactory to Agent (it being agreed that a new Second Lien Intercreditor Agreement substantially in the form of the existing Second Lien Intercreditor Agreement shall be satisfactory to Agent).

3.Additional Definitions. As used herein, the following terms shall have the meanings given to them below and Section 1.2 of the Loan Agreement is hereby amended to include, in addition and not in limitation, the following definition:

“Amendment No. 3” shall mean Amendment No. 3 to Loan and Security Agreement, dated as of February 8, 2016, by and among Borrowers, Guarantors, Agent and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
“Amendment No. 3 Effective Date” shall mean the first date on which all conditions set forth in Section 6 of Amendment No. 3 have been satisfied (or waived by Agent).
“Non-Exchanged Notes” shall mean those certain notes dated December 15, 2011, issued by Parent and the other Loan Parties party thereto, pursuant to that certain Indenture, dated December 15, 2011, which are not exchanged pursuant to the Second Lien Notes Exchange or a Supplemental Exchange.

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“Second Lien Notes Exchange” shall mean the exchange of certain of the Parent’s Senior Secured Notes existing immediately prior to the Amendment No. 3 Effective Date in replacement or exchange of Second Lien Notes on the Amendment No. 3 Effective Date.
“Supplemental Exchange” shall mean any exchange of the Non-Exchanged Notes which are replaced or exchanged for Second Lien Notes under the Second Lien Indenture on terms substantially identical to the terms and conditions of the Second Lien Notes issued on the Amendment No. 3 Effective Date and subject to the Second Lien Intercreditor Agreement.
“Third Lien Agent” shall mean the trustee and/or collateral agent under the Third Lien Loan Documents, and its successors, assigns and replacements.
“Third Lien Indenture” shall mean an Indenture, by and among the Third Lien Agent, the holders of the Third Lien Notes from time to time party thereto, Parent, and the other Loan Parties party thereto, which shall be in form and substance reasonably satisfactory to Agent (it being agreed that a Third Lien Indenture substantially in the form of the existing Second Lien Indenture shall be satisfactory to Agent), as the same may be refinanced pursuant to a Permitted Refinancing.
“Third Lien Loan Documents” shall mean the Third Lien Indenture and any and all other agreements, instruments and documents executed and delivered in connection with the Third Lien Indenture, as the same may be amended or modified from time to time to the extent permitted under Section 7.15 and as the same may be refinanced pursuant to a Permitted Refinancing.
“Third Lien Maximum Debt” shall mean, at any time, an amount equal to (a) $57,500,000 minus (b) the aggregate principal amount of Senior Unsecured Notes outstanding at such time.
“Third Lien Notes” shall mean, collectively, Parent’s Senior Secured Notes issued pursuant to the Third Lien Indenture in the aggregate original principal amount outstanding at any time of up to $57,500,000 minus the aggregate principal amount of Senior Unsecured Notes outstanding at such time, as such Third Lien Notes same may be refinanced pursuant to a Permitted Refinancing.
4.Amendments to Definitions.

(a)The definition of “Change of Control” in Section 1.2 of the Loan Agreement is hereby amended by deleting clause (d) of such definition and replacing it with the following:

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(d) a “Change of Control” or other similar event under, and as defined in, the Second Lien Loan Documents, the Senior Unsecured Notes Documents or the Third Lien Loan Documents.

(b)The definition of “Debt Financing Documents” in Section 1.2 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Debt Financing Documents” shall mean, collectively, (a) the Second Lien Loan Documents, (b) the Senior Unsecured Notes Documents and (c) the Third Lien Loan Documents.

(c)The definition of “First Lien Intercreditor Borrowing Base” in Section 1.2 of the Loan Agreement is hereby amended by deleting the reference to “Intercreditor Agreement” and replacing it with “Second Lien Intercreditor Agreement”.

(d)The definition of “Permitted Encumbrances” in Section 1.2 of the Loan Agreement is hereby amended by deleting clause (t) of such definition and replacing it with the following:

(t) Liens in the Collateral securing Indebtedness of any Loan Party under (i) the Second Lien Loan Documents (other than any Non-Exchanged Notes that are not replaced or exchanged with Second Lien Notes pursuant to a Supplemental Exchange), provided, that, such liens are subject to the Second Lien Intercreditor Agreement, and (ii) the Third Lien Loan Documents, provided, that, such liens are subject to the Second Lien Intercreditor Agreement.

(e)The definition of “Permitted Refinancing” in Section 1.2 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:
“Permitted Refinancing” means, with respect to any Person, any Indebtedness (the “Refinancing Indebtedness”) which refinances any other Indebtedness of such Person (the “Refinanced Indebtedness”); provided, that, the following conditions shall be satisfied: (a) with respect to the Indebtedness under the Second Lien Loan Documents (including, without limitation, any Non-Exchanged Notes that are replaced or exchanged with Second Lien Notes pursuant to a Supplemental Exchange), (i) the Refinancing Indebtedness thereof shall not contravene the terms of the Second Lien Intercreditor Agreement and (ii) if the Refinancing Indebtedness thereof is secured by Liens on any Collateral, such Liens shall be subordinate and subject to the Liens securing the Obligations pursuant to an intercreditor agreement reasonably satisfactory to Agent (it being agreed that an intercreditor agreement substantially in the form of the Second Lien Intercreditor Agreement shall be satisfactory to Agent), (b) the Refinancing Indebtedness shall have a final maturity date equal to or later than the final maturity date of, and shall have a weighted average life to maturity equal to or greater than the then remaining weighted average life to maturity of, the Refinanced Indebtedness, (c) the principal amount (or accreted value, if applicable) of the Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness except by an amount equal to any interest

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capitalized with, any premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with the Refinancing Indebtedness, (d) if the Refinanced Indebtedness is subordinated in right of payment to the Obligations, such Refinancing Indebtedness shall be subordinated in right of payment to the Obligations on terms not materially less favorable, taken as a whole, to the Lenders as those contained in the documentation governing the Refinanced Indebtedness, (e) if the Refinanced Indebtedness is secured, the Liens on any Collateral securing the Refinancing Indebtedness shall have the same (or lesser) priority as the Refinanced Indebtedness relative to the Liens on the Collateral securing the Obligations), and (f) with respect to the Indebtedness under the Third Lien Loan Documents, (i) the Refinancing Indebtedness thereof shall not contravene the terms of the Second Lien Intercreditor Agreement and (ii) if the Refinancing Indebtedness thereof is secured by Liens on any Collateral, such Liens shall be subordinate and subject to the Liens securing the Obligations pursuant to an intercreditor agreement reasonably satisfactory to Agent (it being agreed that an intercreditor agreement substantially in the form of the Second Lien Intercreditor Agreement shall be satisfactory to Agent).

(f)The definition of “Related Agreements” in Section 1.2 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Related Agreements” shall mean the Second Lien Loan Documents, the Senior Unsecured Notes Documents, the Third Lien Loan Documents and the Closing Date Acquisition Documents.

(g)The definition of “Second Lien Agent” in Section 1.2 of the Loan Agreement is hereby amended by inserting “or any other Person” immediately after the reference to “U.S. Bank National Association”.

(h)The definition of “Second Lien Indenture” in Section 1.2 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Second Lien Indenture” shall mean (a) in respect of any Non-Exchanged Notes that are not replaced or exchanged with Second Lien Notes pursuant to a Supplemental Exchange, the Indenture, dated as of December 15, 2011, by and among the Second Lien Agent, Parent and the other Loan Parties party thereto, and (b) in respect of any other Second Lien Notes (including, for the avoidance of doubt, any Non-Exchanged Notes that are replaced or exchanged with Second Lien Notes pursuant to a Supplemental Exchange), the Indenture, dated on or about the Amendment No. 3 Effective Date, by and among the Second Lien Agent, Parent and the other Loan Parties party thereto, in each case as the same may be refinanced pursuant to a Permitted Refinancing.

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(i)The definition of “Second Lien Intercreditor Agreement” in Section 1.2 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Second Lien Intercreditor Agreement” shall mean an amended and restated intercreditor agreement, by and among Agent, the Second Lien Agent and, upon the execution and delivery of a joinder agreement in accordance with the terms thereof, the Third Lien Agent, as acknowledged by the Loan Parties, which shall provide that the Liens created by the Second Lien Loan Documents and the Third Lien Loan Documents are subject to and subordinate to the Liens created by this Agreement and the Other Documents, and which shall otherwise be in form and substance reasonably satisfactory to Agent, as the same may be amended, modified, supplemented, renewed, restated or replaced.
(j)The definition of “Second Lien Maximum Debt” in Section 1.2 of the Loan Agreement is hereby amended by deleting the reference to “Indenture” and replacing it with “Second Lien Indenture”.

(k)The definition of “Second Lien Notes” in Section 1.2 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Second Lien Notes” shall mean, collectively, Parent’s Senior Secured Notes (including, for the avoidance of doubt, any Non-Exchanged Notes that are not replaced or exchanged with new Second Lien Notes pursuant to a Supplemental Exchange, and any new Second Lien Notes issued pursuant to a Supplemental Exchange) issued pursuant to the Second Lien Indenture in the aggregate original principal amount of $210,000,000, as the same may be refinanced pursuant to a Permitted Refinancing.
5.Other Amendments.

(a)Section 2.1 of the Loan Agreement is hereby amended by inserting the following new paragraph after the last paragraph in clause (a) of such section:

Notwithstanding anything in this Agreement to the contrary, in no event shall the aggregate outstanding principal amount of the Revolving Advances and the outstanding amount of Letter of Credit Obligations exceed, and in no event shall the Secured Parties be obligated to make Revolving Advances or be obligated to allow the Loan Parties to incur Letter of Credit Obligations which would cause the aggregate amount thereof to exceed, the lesser of (i) the aggregate outstanding principal amount of Indebtedness under this Agreement permitted to be incurred on a first priority secured basis by the Second Lien Indenture, (ii) the aggregate outstanding principal amount of Indebtedness under this Agreement permitted to be incurred on a first priority secured basis by the Third Lien Indenture, or (iii) the aggregate outstanding principal amount of Indebtedness under this Agreement permitted to be incurred on a first priority secured basis by the Second Lien Intercreditor Agreement.  The Administrative Borrower shall notify Agent within one (1) Business Day of any change to an amount described in clause (i), (ii) or (iii) above.

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(b)Section 7.8 of the Loan Agreement is hereby amended by deleting clause (i) of the proviso in clause (m) in its entirely and replacing it with the following:

(i) the Loan Parties shall not make any optional prepayment, purchase or redemption of the Second Lien Notes or make any required prepayment, purchase or redemption of the Second Lien Notes from excess cash flow unless, in each instance, the Second Lien Note Prepayment Conditions with respect to any such transaction are satisfied; provided, that, notwithstanding the foregoing, the Loan Parties may prepay, purchase or redeem the Non-Exchanged Notes in an amount of up to $10,000,000 upon terms and subject to conditions which are to be mutually agreed in writing upon between the Loan Parties and the Required Lenders,
(c)Section 7.8 of the Loan Agreement is hereby amended by deleting clause (n) of such section in its entirely and replacing it with the following clauses (n), (o) and (p):

(n) unsecured Indebtedness of any Loan Party under the Senior Unsecured Notes Documents in an aggregate principal amount outstanding at any time not to exceed the sum of $57,500,000 minus the aggregate principal amount of all Indebtedness described in clause (o) below outstanding at such time (and any Permitted Refinancing thereof);
(o) Indebtedness of any Loan Party under the Third Lien Loan Documents (and any Permitted Refinancing thereof), in an aggregate principal amount not to exceed the Third Lien Maximum Debt; provided, that, (i) the Loan Parties shall not make any optional prepayment, purchase or redemption of the Third Lien Notes or make any mandatory prepayment, purchase or redemption of the Third Lien Notes from excess cash flow, (ii) any Lien securing such Indebtedness (or any Permitted Refinancing thereof) shall be subordinate and subject to the Liens securing the Obligations pursuant to the Second Lien Intercreditor Agreement or, in the case of any Lien securing any Permitted Refinancing thereof, an intercreditor agreement reasonably satisfactory to Agent (it being agreed that an intercreditor agreement substantially in the form of the Second Lien Intercreditor Agreement shall be satisfactory to Agent), and (iii) the Loan Parties shall not amend, modify, alter or change (A) the repayment terms of the Third Lien Documents if the effect of such amendment, change or modification will change to earlier dates any scheduled dates for the payment of principal or interest under the Third Lien Loan Documents or (B) any other provision of the Third Lien Loan Documents not related to the repayment terms of such Indebtedness or any agreement, document or instrument related thereto except to the extent permitted in the Second Lien Intercreditor Agreement (or, in the case of any Refinancing Indebtedness, an intercreditor agreement reasonably satisfactory to Agent); and
(p) without duplication of any amounts described in clause (m) above, unsecured Indebtedness of any Loan Party under any Non-Exchanged Notes that are not replaced or exchanged with Second Lien Notes pursuant to a Supplemental Exchange.

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(d)Section 7.15 of the Loan Agreement is hereby amended by inserting the following immediately prior to the period at the end of clause (b) of such section:

, or amend, modify or waive any term or provision of any Third Lien Loan Documents, unless such amendment, modification or waiver is permitted by the Second Lien Intercreditor Agreement

(e)Section 9.2 of the Loan Agreement is hereby amended by inserting the following immediately after the semi-colon at the end of clause (c) of such section:

provided, that, each Borrowing Base Certificate delivered to Agent shall be accompanied by calculations in reasonable detail showing (i) the aggregate outstanding principal amount of Indebtedness under this Agreement permitted to be incurred on a first priority secured basis by the Second Lien Indenture, (ii) the aggregate outstanding principal amount of Indebtedness under this Agreement permitted to be incurred on a first priority secured basis by the Third Lien Indenture, and (iii) the aggregate outstanding principal amount of Indebtedness under this Agreement described in clause (a) of the definition of Maximum Priority First Lien Debt in the Second Lien Intercreditor Agreement;
(f)Section 9.3 of the Loan Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

9.3 Certain Asset Sales and Prepayments under Debt Financing Documents.
Notify Agent (a) of any Disposition or other asset sale that would result in a change to (i) the aggregate outstanding principal amount of Indebtedness under the Loan Agreement permitted to be incurred on a first priority secured basis by the Second Lien Indenture, (ii) the aggregate outstanding principal amount of Indebtedness under the Loan Agreement permitted to be incurred on a first priority secured basis by the Third Lien Indenture, or (iii) the aggregate outstanding principal amount of Indebtedness under the Loan Agreement described in clause (a) of the definition of Maximum Priority First Lien Debt in the Second Lien Intercreditor Agreement, in each case not less than one (1) Business Day prior to such Disposition or other asset sale, which notice shall contain a description in reasonable detail of (A) the assets that are subject to such Disposition or other asset sale, (B) the amount of such change and the amount of proceeds of such Disposition or other asset sale, and (C) the application of proceeds of such Disposition or other asset sale.

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(g)Section 9.8 of the Loan Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

9.8 Monthly Financial Statements.
Furnish Agent and each Lender within thirty (30) days after the end of each fiscal month, an unaudited and internally prepared balance sheet of Loan Parties and their Subsidiaries on a consolidated basis and unaudited statements of income and stockholders’ equity and cash flow of Loan Parties and their Subsidiaries on a consolidated basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year-end adjustments that individually and in the aggregate are not material to the business of Loan Parties or their Subsidiaries (it being understood and agreed that none of the foregoing monthly reports is required to be prepared in accordance with GAAP). Each such balance sheet, statement of income and stockholders’ equity and statement of cash flow shall set forth a comparison of the figures for (i) the current fiscal period and the current year-to-date with the figures for the same fiscal period and year-to-date period of the immediately preceding fiscal year and (ii) the projections for such fiscal period and year-to-date period delivered pursuant to Section 5.5(b) or Section 9.12, as applicable, and shall be accompanied by an analysis and discussion of results (including a summary, discussion and analysis of all variances from the relevant budget) prepared by senior management of Loan Parties with respect thereto, satisfactory to Agent. The financial statements shall be accompanied by a Compliance Certificate signed by a Responsible Officer of Administrative Borrower, which shall state that, based on an examination sufficient to permit such Responsible Officer to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Loan Parties with respect to the events giving risk to such Default or Event of Default and, such Compliance Certificate shall have appended thereto calculations which set forth Loan Parties’ compliance with the requirements or restrictions imposed by Sections 6.8 and 7.6 (it being understood and agreed that no such Compliance Certificate shall require any certification that such financial statements is prepared in accordance with GAAP). The Compliance Certificate with respect to each fiscal month ending on or about the last day of each March, June, September and December shall also set forth a calculation of Quarterly Average Undrawn Availability for the purposes of determining the Applicable Margin with respect to the then current calculation period.

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(h)Section 9.10 of the Loan Agreement is hereby amended by inserting “and the Third Lien Notes)” immediately prior to the period at the end of such section.

(i)Section 13.1 of the Loan Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

13.1 Termination.
This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Loan Party, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until the earliest of (a) December 10, 2019, (b) the acceleration of all Obligations pursuant to the terms of this Agreement, (c) the date that is ninety one (91) days prior to the maturity date of the Senior Unsecured Notes if any Senior Unsecured Notes are then outstanding unless either (i) all of the Senior Unsecured Notes are refinanced pursuant to a Permitted Refinancing and the maturity date thereof is extended to a date no earlier than ninety one (91) days following the date set forth in clause (a) above or (ii) all of the Senior Unsecured Notes are converted into Equity Interests consisting of common stock of Parent, (d) the date that is ninety one (91) days prior to the maturity date of the Second Lien Notes (including, for the avoidance of doubt, any Non-Exchanged Notes that are not replaced or exchanged with New Second Lien Notes in connection with a Supplemental Exchange) if any Second Lien Notes are then outstanding unless all of the Second Lien Notes are refinanced pursuant to a Permitted Refinancing and the maturity date thereof is extended to a date no earlier than ninety one (91) days following the date set forth in clause (a) above, (e) the date on which this Agreement shall be terminated in accordance with the provisions hereof or by operation of law, or (f) the date that is ninety one (91) days prior to the maturity date of the Third Lien Notes if any Third Lien Notes are then outstanding unless all of the Third Lien Notes are refinanced pursuant to a Permitted Refinancing and the maturity date thereof is extended to a date no earlier than ninety one (91) days following the date set forth in clause (a) above (such earliest day, the “Termination Date”). Loan Parties may terminate this Agreement at any time upon ten (10) Business Days’ prior written notice upon Payment in Full of all of the Obligations.

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(j)Exhibit 9.7 to the Loan Agreement is hereby amended by deleting such exhibit in its entirety and replacing it with Exhibit A attached hereto.

6.Conditions to Effectiveness. This Amendment No. 3 shall not be effective until each of the following conditions precedent is satisfied in a manner reasonably satisfactory to Agent and Lenders:

(a)the receipt by Agent of an original of this Amendment No. 3 (or an executed copy delivered by facsimile or other electronic transmission), duly authorized, executed and delivered by Borrowers, Guarantors and the Supermajority Lenders;

(b)the receipt by Agent of an original of the Second Lien Intercreditor Agreement (or an executed copy delivered by facsimile or other electronic transmission), duly authorized, executed and delivered by Second Lien Agent and acknowledged by the Loan Parties;

(c)the receipt by Agent of a certificate of the Secretary or Assistant Secretary of each Borrower and Guarantor, in form and substance reasonably satisfactory to Agent; and

(d)no Default or Event of Default has occurred and is continuing.

7.Representations and Warranties of Borrowers and Guarantors. Each Borrower and Guarantor hereby represents, warrants and covenants with and in favor of Agent and Lenders as of the date hereof the following (which shall survive the execution and delivery of this Amendment No. 3):

(a)No consent, approval or other action of, or filing with, or notice to any Governmental Body is required in connection with the execution, delivery and performance of this Amendment No. 3, any of the other Amendment Documents (as defined below) or any of the transactions contemplated hereby;

(b)This Amendment No. 3, each agreement, document or instrument entered into by a Borrower or Guarantor in connection herewith (collectively, with this Amendment No. 3, the “Amendment Documents”) and the transactions contemplated hereby have been duly authorized, executed and delivered by all necessary action on the part of each Borrower and Guarantor which is a party hereto or thereto and, if necessary, their respective stockholders or other holders of their Equity Interests (as applicable), and is in full force and effect as of the date hereof, and the agreements and obligations of the each Borrower and Guarantor contained herein or therein constitute the legal, valid and binding obligations of such Borrower and such Guarantor, enforceable against them in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity;

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(c)The execution, delivery and performance of the Amendment Documents by each Borrower or Guarantor party thereto and the transactions contemplated hereby (i) are all within such Borrower’s and Guarantor’s corporate or limited liability company powers, and (ii) are not in contravention of law or the terms of such Borrower’s and such Guarantor’s certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which such Borrower or such Guarantor is a party or by which such Borrower or such Guarantor or its property are bound;

(d)After giving effect to this Amendment No. 3, all of the representations and warranties set forth in the Loan Agreement and the Other Documents to which Borrowers and Guarantors are a party are true and correct on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date;

(e)After giving effect to the terms of this Amendment No. 3, no Default or Event of Default has occurred and is continuing; and

(f)After giving effect to the terms of this Amendment No. 3, the aggregate outstanding principal amount of Indebtedness under the Loan Agreement permitted to be incurred on a first priority secured basis by the Second Lien Indenture equals $100,000,000.

8.Reference to and Effect on the Loan Agreement. This Amendment No. 3, together with the other Amendment Documents, constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersedes all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof. Except as expressly amended pursuant hereto or thereto, no other amendments, modifications or waivers to the Loan Agreement and the Other Documents are intended or implied, and in all other respects the Loan Agreement and the Other Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent that any provisions of the Loan Agreement or any of the Other Documents are inconsistent with any provisions of this Amendment No. 3, the provisions of this Amendment No. 3 shall control.

9.Governing Law. This Amendment No. 3 shall be governed by and construed in accordance with the laws of the State of New York, but excluding any principles of conflict of laws or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

10.Counterparts. This Amendment No. 3 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 3, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 3 by telecopier or electronically shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 3. Any party delivering an executed counterpart of this Amendment No. 3 by telecopier or electronically also shall deliver an original executed counterpart of this Amendment No. 3, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 3 as to such party or any other party.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, each of the parties has signed this Amendment No. 3 as of the day and year first above written.
BORROWERS:

A.M. CASTLE & CO.

By: /s/ Patrick R. Anderson
Name:    Patrick R. Anderson
Title: Chief Financial Officer

ADVANCED FABRICATING TECHNOLOGY,
LLC

By: /s/ Patrick R. Anderson
Name: Patrick R. Anderson
Title: Vice President

PARAMONT MACHINE COMPANY, LLC

By: /s/ Patrick R. Anderson
Name: Patrick R. Anderson
Title: Vice President

TOTAL PLASTICS, INC.

By: /s/ Patrick R. Anderson
Name: Patrick R. Anderson
Title: Vice President

A.M. CASTLE & CO. (CANADA) INC.

By: /s/ Patrick R. Anderson
Name: Patrick R. Anderson
Title: Vice President - Finance, Chief Financial Officer & Treasurer

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[AMENDMENT SIGNATURES CONTINUED FROM PREVIOUS PAGE]

GUARANTORS:

KEYSTONE TUBE COMPANY, LLC

By: /s/ Patrick R. Anderson
Name: Patrick R. Anderson
Title: Treasurer

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[AMENDMENT SIGNATURES CONTINUED FROM PREVIOUS PAGE]

AGENT AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Agent, Swingline Lender, Issuing Bank and a Lender

By: /s/ David Wisniewski
Name:    David Wisniewski
Title: AVP

[Signature Page to Amendment No. 3 to LSA]

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[AMENDMENT SIGNATURES CONTINUED FROM PREVIOUS PAGE]

LENDERS:

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA,
as a Lender

By: /s/ Trevor Tysick
Name: Trevor Tysick
Title: Vice President, Wells Fargo Capital Finance Corporation Canada

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[AMENDMENT SIGNATURES CONTINUED FROM PREVIOUS PAGE]

LENDERS:

BANK OF AMERICA, N.A.,
as a Lender

By: /s/ Thomas Herron
Name: Thomas Herron
Title: Senior Vice President

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[AMENDMENT SIGNATURES CONTINUED FROM PREVIOUS PAGE]

LENDERS:

BANK OF AMERICA, N.A., ACTING THROUGH ITS CANADA BRANCH,
as a Lender

By: /s/ Sylwia Durkiewicz
Name:    Sylwia Durkiewicz
Title: Vice President

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Exhibit A to Amendment No. 3
Exhibit 9.7
to
Loan and Security Agreement
Form of Compliance Certificate

_____________, ____

To:    Wells Fargo Bank, National Association, as Agent
10 South Wacker Drive
Chicago, Illinois 60606
Attention: Portfolio Manager - A.M. Castle

Ladies and Gentlemen:
I hereby certify to you pursuant to Section [9.7][9.8] of the Loan Agreement (as defined below) as follows:
1.    I am the duly elected Chief Financial Officer of A.M. CASTLE & CO., a corporation organized under the laws of the state of Maryland (“Administrative Borrower”). Capitalized terms used herein without definition shall have the meanings given to such terms in the Loan and Security Agreement, dated as of December 15, 2011, by and among Administrative Borrower, Advanced Fabricating Technology, LLC, a limited liability company organized under the laws of the state of Delaware (“AFT”), Paramont Machine Company, LLC, a limited liability company organized under the laws of the state of Delaware (“Paramont”), Total Plastics, Inc., a corporation organized under the laws of the state of Michigan (“TPI”; and together with Administrative Borrower, AFT, Paramont and any other Person that is organized or formed under the laws of any of the United States that at any time becomes a US Borrower, each a “US Borrower” and collectively, the “US Borrowers”), A.M. CASTLE & CO. (CANADA) INC., a corporation organized under the laws of the province of Ontario, Canada (“Castle Canada”; and together with Castle Canada and any other Person that is organized or formed under the laws of Canada or any province thereof that at any time becomes a Canadian Borrower, each a “Canadian Borrower” and collectively, the “Canadian Borrowers”; and together with US Borrowers, each a “Borrower” and collectively, the “Borrowers”), certain affiliates of Borrowers party thereto as Guarantors, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as agent (in such capacity, “Agent”) pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the Secured Parties (as defined in the Loan Agreement), and the financial institutions from time to time party to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) (as such Loan and Security Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”). Capitalized terms used and not defined herein shall have the meaning ascribed to them in the Loan Agreement.
2.    On behalf of Loan Parties, I have reviewed the terms of the Loan Agreement, and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and the financial condition of Loan Parties and their Subsidiaries during the immediately preceding fiscal [month][year].

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3.    The review described in Section 2 above did not disclose the existence during or at the end of such fiscal [month][year], and I have no knowledge of the existence and continuance on the date hereof, of any condition or event which constitutes a Default or an Event of Default, except as set forth on Schedule I attached hereto. Described on Schedule I attached hereto are the exceptions, if any, to this Section 3 listing, in detail, the nature of the condition or event, the period during which it has existed and the action which any Loan Party has taken, is taking, or proposes to take with respect to such condition or event.
4.    On behalf of Loan Parties, I further certify that, based on the review described in Section 2 above, no Loan Party nor any of its Subsidiaries has at any time during or at the end of such fiscal [month][year], except as specifically described on Schedule II attached hereto or as permitted by the Loan Agreement, done any of the following:
(a)    Changed its respective corporate name, or transacted business under any trade name, style, or fictitious name, other than those previously described to you and set forth in the Loan Agreement or the Other Documents.
(b)    Changed the location of its chief executive office, changed its jurisdiction of incorporation, changed its type of organization or changed the location of or disposed of any of its properties or assets or established any new asset locations except as permitted under the Loan Agreement.
(c)    Permitted or suffered to exist any security interest in or liens on any of its properties, whether real or personal, other than a Permitted Encumbrance.
5.    Attached hereto as Schedule III are the calculations used in determining, as of the end of such period whether Loan Parties are in compliance with the covenants set forth in Sections 6.8 (if applicable) and 7.6 of the Loan Agreement for such period.
6.    Attached hereto as Schedule IV are the calculations used in determining, as of the end of such period, the Quarterly Average Undrawn Availability for such period.1
7.    Attached hereto as Schedule V are calculations in reasonable detail showing (i) the aggregate outstanding principal amount of Indebtedness under the Loan Agreement permitted to be incurred on a first priority secured basis by the Second Lien Indenture, and (ii) the aggregate outstanding principal amount of Indebtedness under the Loan Agreement permitted to be incurred on a first priority secured basis by the Third Lien Indenture.
The foregoing certifications are made and delivered this ____ day of ___________, 20__.
Very truly yours,
A.M. CASTLE & CO.,
as Administrative Borrower

By:_________________________________
Name:
Title:

1 This Section 6 is only required for Compliance Certificates with respect to each fiscal year and each fiscal month ending on or about the last day of each March, June, September and December.

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